CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 333-260637 on Form N-6 of our report dated March 29, 2024, relating to the statutory-basis financial statements of Wilton Reassurance Life Company of New York, appearing in the Registration Statement on Form S-1 of Wilton Reassurance Life Company of New York filed on March 29, 2024. We also consent to the reference to us under the heading “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut

April 25, 2024